Exhibit 10.10

AMENDMENT #2 to: Service

Delivery Agreement

This Amendment Agreement is made this 8th day of June, 2021

B E T W E E N:

Canopy Growth USA, LLC

35715 US-40 STE D102

Evergreen, CO 80439

(hereinafter referred to as the “Company”)

- and -

Brand House Group, N.A. Corporation

151 N. Nob Hill Road Ste 392

Plantation, FL. 33324

(hereinafter referred to as the “Contractor”)

- and -

Julious Grant

(hereinafter referred to as the “Principal”)

WHEREAS the Parties are parties to a Service Delivery Agreement made October 5, 2020, as amended October 28, 2020 (the “SDA”);

AND WHEREAS the Company wishes to amend its long-term incentive plan so as to streamline its offerings and better align executive incentives with company performance;

AND WHEREAS the SDA is silent on the subject of share ownership;

AND WHEREAS the SDA provides that the same may be amended only by a written agreement executed by each of the parties thereto;

NOW THEREFOR the Parties agree as follows:

1.	The preamble is an integral part of this amending agreement and the Parties attest and warrant that the representations contained within such preamble are true and accurate.
2.	The Monthly Fee shall be increased to forty-two thousand seven hundred fifty dollars ($42,750.00 USD), exclusive of all applicable taxation.

3.	References to “Paragraph (d) of Article 3 of the SDA” in Amendment #1 to the SDA shall be amended to be “Paragraph (e) of Article 3 of the SDA”.
4.	Article 3, Paragraph (d) of the SDA, as the same reads in the original SDA made October 5, 2020, shall be deleted in its entirety, with the following replaced in its stead:

Principal shall be eligible to participate in Growth’s Amended and Restated Omnibus Incentive Plan, as approved by the Board and as amended from time to time (the “Incentive Plan”).

Not less than once every fiscal year, Principal will be eligible to receive a long-term incentive (“LTI”) award, equal to 36x the Monthly Fee, which utilizes the Fair Market Value share price (as defined in the Incentive Plan) (“FMV price”) on the grant date.   The award may be composed of one or more of the following: stock options (“Options”), restricted   stock   units   (“RSUs”),   performance   share   units ("PSUs"), and/or other form of equity authorized by the Incentive Plan to be awarded. The ratio of the various forms of equity (meaning the percentage of the award provided as, for example, Options versus RSUs) shall be in the complete discretion of the Board and may vary from award to award.

All such awards shall vest in accordance with the terms of the Incentive Plan unless modified by either (x) the terms of this Agreement; or (y) the terms of the individual award.

5.	Article 3, Paragraph (e) of the SDA, as the same reads in the original SDA made October 5, 2020, shall be corrected to now read as follows:

Principal shall be entitled to receive a grant of Options equal to $750,000 USD using the FMV price on the Date of Grant (which shall be set based on the closing price of the Company stock on the effective date of grant), which shall, subject to meeting the conditions set out in i, ii and iii, vest in three equal portions on the 1st, 2nd and 3rd anniversaries of the Date of Grant…

6.	The following language shall be inserted as Paragraph (f) to Article 3 of the SDA:

Principal agrees to adhere to and abide by the Company’s Share Ownership Policy, as the same may be approved and amended on one or more occasions by the Board of Directors or any committee to which the Board may delegate authority for such policy.

7.

A new paragraph shall be inserted into Article 5, Paragraph (b) of the SDA, to be styled (“a.1”) and to appear immediately following (a), which reads, “18x the Monthly Fee”, which new paragraph shall read as follows:

(a.1) the vesting of any outstanding PSUs, at actual performance levels, for all years already certified by the Board of Directors or any responsible committee thereof.

8.	Unless amended by the terms of this Amendment, the terms and conditions of the SDA shall continue to apply with full force and effect.

9.	The terms of this Amendment Agreement shall come into force as of the date of the making of this agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.

)		CANOPY GROWTH USA, LLC
)
)
)
)
)	Per:		c/s
)		Phil Shaer

)	Brand House Group, N.A. Corporation
)
)
)
)
)		c/s
)	Julious Grant – President

SIGNED, SEALED & DELIVERED in the presence of:	)
)
)
)
)
	)		s/s
Witness	)	Julious Grant